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Exhibit 10.85

January 29, 2008

Mr. Charles Stanford
25010 Jim Bridger Road
Hidden Hills, CA 91302

  Re:
  Employment Agreement Amendment

Dear Mr. Stanford:

        This will confirm our agreement to amend your employment agreement with Crown Media Holdings, Inc. ("Crown") dated August 8, 2006 (the "Agreement") as follows:

  1.
  The term of the Agreement and your employment by Crown as set out in Paragraph 2 of the Agreement, is extended for two additional years, until August 8, 2010, unless otherwise terminated in accordance with the terms of the Agreement.

  2.
  Your base salary as set forth in Paragraph 3(a) shall be Four Hundred Eighty Five Thousand Two Hundred Sixty Eight Dollars ($485,268.00) per year. In each of October 2008 and October 2009, Employer shall consider additional salary increases at its discretion based on your performance, provided, however, that the minimum increase shall be no less than 3%.

        Except as amended herein, all other terms of the Agreement will remain in full force and effect.

Very truly yours, Crown Media Holdings, Inc.
	By:	/s/ Henry Schleiff Henry Schleiff, President
Agreed and Accepted:
/s/ Charles Stanford Charles Stanford

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  Exhibit 10.85